Exhibit 10.36

Lease Contract

Party A: Qihe He

ID: *****

Address: First Floor, No. 11 East Second Lane, Caohexin Road, Qiaonan Street, Panyu District, Guangzhou City

Party B: Guangzhou Sanyi Network Technology Co., Ltd

Social Credit Code: ******

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

1、 It is currently located on the first floor of No. 11 East Second Lane, Caohexin Road, Qiaonan Street, Panyu District, with a total usage area of 100 square meters. The rental purpose is for storage purposes. After negotiation between Party A and Party B, a rental agreement has been reached

2、 The monthly rent is 1200 yuan per month. The rent is paid every six months (before use). If the rent is overdue for 15 days, it shall be deemed that Party B has breached the contract. If the rent is still delayed for another month, Party A has the right to dispose of all items in Party B’s warehouse. Party B shall not pursue Party A

3、 The second party shall not store hazardous chemicals or any prohibited items in the warehouse. In case of any occurrence, all legal and economic responsibilities shall be borne by Party B and have no relation to Party A

4、 The second party shall take good care of the facilities in the warehouse and compensate for any damage at the original price

5、 The second party shall take good care of their stored items. In case of theft, the second party shall bear the responsibility. Close the doors and windows properly. If there is rainwater affecting the inventory, the responsibility shall be borne by oneself

6、 During the lease term, if there is any change, transfer, or pledge of the property rights, Party A must maintain the rental period agreed upon in the original contract to ensure the storage of Party B’s goods. Otherwise, Party A shall contribute three months of rent to Party B as the transfer fee for the items in the warehouse. And rent free for one month as a transfer buffer period

7、 During the lease term, neither party shall propose to terminate the lease under any pretext. If either party proposes to terminate the lease, it shall be deemed a breach of contract. The defaulting party shall pay the other party a penalty equivalent to 2 months of rent.

8、 Lease period: March 5th, 2024 to March 4th, 2025

9、 In case of any disputes arising during the performance of this contract, both parties shall negotiate or resolve them through litigation in the people’s court of the property.

10、 This contract is made in duplicate and shall come into effect immediately upon signature and seal by both parties

Party A: Qihe He	Party B: Guangzhou Sanyi Network Technology Co., Ltd
Tel: ******	Tel: 020-34329249
Date: 2024.3.3	Date: 2024.3.3